Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement (No. 333-213634) on Form S-1/A of Extraction Oil & Gas, LLC of our report dated June 4, 2015, relating to the statements of revenues and direct operating expenses of properties acquired by Extraction Oil & Gas, LLC from Sundance Energy Inc. for the years ended December 31, 2013 and 2012.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Denver, Colorado

October 3, 2016